Exhibit 99.1

SWK Holdings Corporation Announces Financial Results for First Quarter 2021

Conference Call and Live Audio Webcast Scheduled for Tuesday, May 18, 2021 at 10:00 a.m. ET

Corporate Updates

•	YTD SWK has closed two financings totaling up to $14.0 million
•	Enteris BioPharma subsidiary announced completion of manufacturing facility expansion and launch of CDMO business
•	SWK to form a strategic review committee to identify, review and explore strategic alternatives to maximize stockholder value
•	Marcus Pennington named to Board of Directors

First Quarter 2021 Finance Receivables Segment Updates:

•	As of March 31, 2021, tangible book value per share was $16.31, a 10.6% increase from March 31, 2020
•	For the first quarter 2021, finance portfolio effective yield was 13.8%, a 40-bps increase compared with 13.4% for the first quarter 2020
•	For the first quarter 2021, finance portfolio realized yield was 16.7%, compared to 16.2% for the first quarter 2020
•	Core finance receivables business generated adjusted non-GAAP net income of $6.8 million for the quarter ended March 31, 2021, a 39% increase compared to $4.9 million for the quarter ended March 31, 2020
•	As of March 31, 2021, total investment assets were $219.0 million, a 21.1% increase from March 31, 2020
•	Post quarter close, two borrowers experienced liquidity events and repaid SWK, which realized a cumulative 1.5x MOIC (multiple on invested capital) on capital deployed, excluding warrants in publicly traded Harrow Health, which SWK continues to own

Dallas, TX, May 17, 2021 – SWK Holdings Corporation (Nasdaq: SWKH), a life sciences focused specialty finance company catering to small and mid-sized companies, today provided a business update and announced its financial and operating results for the first quarter ended March 31, 2021.

“During the first quarter of 2021, SWK generated further value creation highlighted by the 16.7% realized yield in our finance receivables segment and continued strong credit trends,” stated Winston Black, Chairman and CEO of SWK. “The core of our business – investing in small and mid-sized life sciences companies with differentiated commercial products – remains strong given the innovation in healthcare and the need for companies to obtain capital to enable such innovation to reach the marketplace. SWK continues to identify companies and technologies where our expertise and financial offerings can yield benefits to the borrower and positive returns for SWK's shareholders. Illustrative of this business strategy were the two financings made thus far in 2021. In March, we closed a $9.0 million loan with Sincerus Pharmaceuticals, Inc., a 503B compounding pharmacy focused on dermatology customers, and in April we completed a $5.0 million synthetic royalty purchase with Ideal Implant, Inc., a medical device company focused on the aesthetics space.”

Mr. Black concluded, “I am pleased that our subsidiary, Enteris BioPharma, achieved a significant milestone with the recent completion of its manufacturing facility expansion and launch of its contract development and manufacturing (CDMO) business. Enteris’ manufacturing capabilities were a significant potential growth driver when we acquired the company in 2019, with a key opportunity being the build-out of its manufacturing operations to accommodate later stage clinical trial and commercialization needs. With the expansion complete, Enteris has the manufacturing capability to produce clinical trial material through Phase 3, as well as products for commercial launch. This capacity will enable Enteris to seek deeper development and manufacturing relationships by providing custom solutions from bench to market.”

First Quarter 2021 Financial Results

For the first quarter 2021, SWK reported total revenue of $9.4 million compared to $7.3 million for the first quarter 2020. The $2.1 million net increase in revenue was primarily due to higher finance receivables interest income.

Income before taxes for the first quarter 2021 totaled $4.3 million compared to a $3.4 million loss for the same period the previous year. The year-over-year $7.7 million increase is primarily driven by a $1.5 million increase in income from finance receivables, a $0.5 million increase in revenue from our Pharmaceutical Development segment, a $0.1 million reduction in general and administrative expense, a $2.2 million unrealized gain on derivatives, a $1.8 million unrealized gain on equity investments, a $0.4 million decrease in deferred taxes, and a $1.8 million decrease in amortization expenses related to Enteris' intangible assets.

GAAP net income for the quarter ended March 31, 2021 totaled $3.4 million, or $0.26 per diluted share, compared to a loss of $4.7 million, or $0.36 per diluted share for the first quarter 2020. For the first quarter 2021, non-GAAP adjusted net income was $4.7 million and non-GAAP adjusted net income for the finance receivables segment was $6.8 million, compared to $2.8 million and $4.9 million, respectively, during the first quarter 2020.

Income producing assets (defined as finance receivables and corporate debt securities) totaled $210.1 million as of March 31, 2021. This is a 20.2% increase compared with the income producing assets of $174.8 million as of March 31, 2020. Total investment assets, which includes income producing assets plus equity-linked securities, totaled $219.0 as of March 31, 2021 compared to the March 31, 2020 total investment assets of $180.9 million.

Tangible financing book value per share totaled $16.31 as of March 31, 2021, a 10.6% increase from $14.75 as of March 31, 2020. Management views tangible financing book value per share as a relevant metric to value the company’s core finance receivable business. Book value per share was $19.07 as of March 31, 2021 compared to $17.96 as of March 31, 2020.

Tables detailing SWK’s financial performance for the first quarter 2021 are below.

Portfolio Status

During the first quarter 2021, the Company deployed $7.1 million through one transaction:

•	Closed $9.0 million loan to Sincerus Pharmaceuticals, Inc. with $7.1 million funded at close
•	Post quarter close, SWK closed a $5.0 million synthetic royalty financing with Ideal Implant, Inc. with $3.0 million funded at close.

As of May 10, 2021 SWK had $3.9 million of unfunded commitments.

At the end of the first quarter 2021, the weighted average projected effective yield of the finance receivables portfolio was 13.8%, including non-accrual positions, versus 13.4% at the end of the first quarter of last year. The projected effective yield is the rate at which income is expected to be recognized pursuant to the Company’s revenue recognition policies, if all payments are received pursuant to the terms of the finance receivables and excludes non-interest earning assets such as warrants and equity investments.

For the first quarter 2021, the realized yield of the finance receivables portfolio was 16.7%, versus 16.2% for the first quarter the previous year. The realized yield is inclusive of all fees, including all realized unamortized fees, amendment fees, and prepayment fees, and is calculated based on the simple average of finance receivables at the beginning and end of the period. The realized yield is greater than the effective yield due to actual cash collections being greater than modeled.

Total portfolio investment activity for the three months ended March 31, 2021 and 2020 was as follows (in thousands):

	Three Months Ended March 31,
	2021	2020
Beginning Portfolio	$212,405	$178,648
Interest paid-in-kind	13	467
Impairment expense	—	(163)
Investment in finance receivables	7,100	5,500
Investment in marketable investments	233	—
Loan discount and fee accretion	602	536
Net unrealized gain (loss) on marketable investments and warrants assets	983	(2,697)
Principal payments received on investments	(1,321)	(561)
Royalty paydowns	(1,001)	(804)
Ending Portfolio	$219,014	$180,926

Borrower Liquidity Events

Subsequent to March 31, 2021, two borrowers experienced liquidity events and repaid SWK:

•	On April 1, borrower Tenex Health, Inc. was purchased by Trice Health, Inc. At close of the transaction, Tenex made a $6.5 million payment to SWK to pay off its loan
•	On April 30, borrower Harrow Health, Inc. used proceeds from a bond offering to make a $9.4 million payment to SWK to pay off SWK’s portion of Harrow's loan. SWK continues to own warrants in Harrow, which were valued at $1.9 million as of March 31, 2021

SWK will realize gains on these repayments during the quarter ending June 30, 2021.

Adjusted Non-GAAP Net Income

The following table provides a reconciliation of SWK’s reported (GAAP) consolidated net income to SWK’s adjusted consolidated net income (Non-GAAP) for the three-month period ended March 31, 2021 and March 31, 2020. The table eliminates provisions for income taxes, non-cash mark-to-market changes on warrant assets and equity securities, amortization of Enteris intangible assets and loss on remeasurement of contingent consideration.

	Three Months Ended March 31,
	2021	2020
Consolidated net income (loss)	$3,389	$(4,660)
Add (Subtract): Income tax expense (benefit)	939	1,253
Add (Subtract): Enteris amortization expense	1,601	3,414
Add (Subtract): (Gain) loss on fair value of derivatives	(283)	1,860
Add (Subtract): (Gain) loss on fair value of equity securities	(932)	890
Adjusted income before provision (benefit) for income taxes	4,714	2,757
Adjusted provision (benefit) for income taxes	—	—
Non-GAAP Consolidated Net Income	$4,714	$2,757

In the table above, management has deducted the following non-cash items: (i) change in the fair-market value of equities and warrants as mark-to-market changes are non-cash, (ii) income taxes as the Company has substantial net operating losses to offset against future income, (iii) amortization expense associated with Enteris intangible assets, and (iv) loss on remeasurement of contingent consideration.

Finance Receivable Adjusted Non-GAAP Net Income

The following table provides a reconciliation of SWK’s consolidated adjusted income before provision for income taxes, listed in the table above, to the non-GAAP adjusted net income for the finance receivable segment for the three-month period ended March 31, 2021. The table eliminates Enteris operating losses. The adjusted income before the provision for income taxes is derived in the table above and eliminates provisions for income taxes, non-cash mark-to-market changes on warrant assets and equity securities.

	Three Months Ended March 31,
	2021	2020
Non-GAAP consolidated net income	$4,714	$2,757
Add (Subtract): Enteris operating (gain) loss, excluding amortization expense	2,040	2,119
Adjusted finance receivable segment income before provision (benefit) for income taxes	6,754	4,876
Adjusted provision (benefit) for income taxes	—	—
Non-GAAP Finance Receivable Net Income	$6,757	$4,876

Conference Call Information

SWK Holdings will host a conference call and live audio webcast on Tuesday, May 18, 2021, at 10:00 a.m. ET, to discuss its corporate and financial results for the first quarter 2021. Interested participants and investors may access the conference call by dialing either:

•	(844) 378-6488 (U.S.)
•	(412) 317-1079 (international)

An audio webcast will be accessible via the Investors Events & Presentations section of the SWK Holdings’ website: https://swkhold.investorroom.com/events. An archive of the webcast will remain available for 90 days beginning at approximately 11:30 a.m. ET, on May 18, 2021.

Non-GAAP Financial Measures

This release includes non-GAAP adjusted net income and non-GAAP finance receivable segment net income, which are not metrics that are compliant with generally accepted accounting principles in the United States (GAAP).

•	Non-GAAP adjusted net income is adjusted for certain items (including (i) changes in the fair-market value of public equity-related assets and SWK's warrant assets as mark-to-market changes are non-cash, (ii) income taxes as the Company has substantial net operating losses to offset against future income, and (iii) depreciation and amortization expenses, primarily associated with the Enteris acquisition).
•	In addition to the adjustments noted above, non-GAAP finance receivable segment net income also excludes Enteris operating losses.
•	Tangible financing book value per share excludes the deferred tax asset, intangible assets, goodwill, Enteris PP&E, and contingent consideration associated with the Enteris transaction.
•	Adjusted return on tangible financing book value is calculated by dividing finance receivables segment adjusted non-GAAP net income by Tangible financing book value.

These non-GAAP measures may not be directly comparable to similar measures used by other companies in our industry, as other companies may define such measures differently. Management believes that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends and provides useful additional information relating to our operations and financial condition. These metrics should be considered in addition to, and not as a replacement for, the most comparable GAAP measure.

About SWK Holdings Corporation

SWK Holdings Corporation is a specialty finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK's business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. SWK also owns Enteris Biopharma, whose core Peptelligence® drug delivery technology creates oral formulations of peptide-based and BCS class II, III, and IV small molecules. With Enteris, SWK has the opportunity to grow its specialty finance business by actively building a wholly-owned portfolio of milestones and royalties through licensing activities. Additional information on the life science finance market is available on the Company's website at www.swkhold.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as "believes," "expects," "anticipates," "intends," "estimates," "plan," "will," "may," "look forward," "intend," "guidance," "future" or similar expressions are forward-looking statements. Because these statements reflect SWK's current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption "Risk Factors" and elsewhere in SWK's Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect the Company's future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company's actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

For more information, please contact:

Tiberend Strategic Advisors, Inc.

Maureen McEnroe, CFA (Investors)

212-375-2664

mmcenroe@tiberend.com

Jason Rando/Johanna Bennett (Media)

212-375-2665/212-375-2686

jrando@tiberend.com

SWK HOLDINGS CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,610	$3,008
Interest and accounts receivable, net	2,171	1,911
Marketable investments	2,142	1,210
Other current assets	984	542
Total current assets	6,907	6,671

Finance receivables, net	209,903	204,491
Marketable investments	223	241
Investment in TRT	3,491	3,491
Deferred tax asset, net	26,573	27,491
Warrant assets	3,255	2,972
Intangible assets, net	11,853	13,617
Goodwill	8,404	8,404
Property and equipment, net	5,451	5,211
Other non-current assets	1,158	1,312
Total assets	$277,218	$273,901

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,045	$3,652
Revolving credit facility	11,159	11,758
Total current liabilities	15,204	15,410

Contingent consideration payable	16,900	16,900
Other non-current liabilities	1,036	1,079
Total liabilities	33,140	33,389

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.001 par value; 250,000,000 shares authorized; 12,795,607 and 12,792,586 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	13	13
Additional paid-in capital	4,431,101	4,430,924
Accumulated deficit	(4,187,036)	(4,190,425)
Total stockholders’ equity	244,078	240,512
Total liabilities and stockholders’ equity	$277,218	$273,901

SWK HOLDINGS CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenues:
Finance receivables interest income, including fees	$8,679	$7,136
Pharmaceutical development	198	148
Other	496	18
Total revenues	9,373	7,302
Costs and expenses:
Impairment expense	—	163
Interest expense	145	101
Pharmaceutical manufacturing, research and development expense	1,548	1,150
Depreciation and amortization expense	1,682	3,505
General and administrative	2,885	3,040
Total costs and expenses	6,260	7,959
Other income (expense), net
Unrealized net gain (loss) on warrants	283	(1,860)
Unrealized net gain (loss) on equity securities	932	(890)
Income (loss) before provision for income taxes	4,328	(3,407)
Provision for income taxes	939	1,253
Consolidated net income (loss)	$3,389	$(4,660)
Net income (loss) per share
Basic	$0.26	$(0.36)
Diluted	$0.26	$(0.36)
Weighted Average Shares
Basic	12,793	12,913
Diluted	12,810	12,913

SWK HOLDINGS CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Consolidated net income (loss)	$3,389	$(4,660)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Impairment expense	—	163
Amortization of debt issuance costs	46	47
Deferred income taxes	918	1,253
Change in fair value of warrants	(283)	1,860
Change in fair value of equity securities	(699)	890
Loan discount amortization and fee accretion	(628)	(536)
Interest paid-in-kind	(13)	(467)
Stock-based compensation	177	187
Depreciation and amortization expense	1,682	3,505
Changes in operating assets and liabilities:
Interest and accounts receivable	(260)	543
Other assets	(308)	(462)
Accounts payable and other liabilities	350	994
Net cash provided by operating activities	4,371	3,317

Cash flows from investing activities:
Investment in equity securities	(233)	—
Investment in finance receivables	(7,100)	(5,500)
Repayment of finance receivables	2,304	1,348
Corporate debt securities principal payment	18	18
Purchases of property and equipment	(321)	—
Other	163	(249)
Net cash used in investing activities	(5,169)	(4,383)

Cash flows from financing activities:
Net (payments) proceeds from credit facility	(600)	14,288
Repurchases of common stock, including fees and expenses	—	(62)
Net cash (used in) provided by financing activities	(600)	14,226

Net (decrease) increase in cash and cash equivalents	(1,398)	13,160
Cash and cash equivalents at beginning of period	3,008	11,158
Cash and cash equivalents at end of period	$1,610	$24,318